EXHIBIT 10.50

SALES PURCHASE CONTRACT OF TECHNICAL INFORMATION ON MINING PROSPECTING SUBSCRIBED BY A) BY HÉCTOR MANUEL CERVANTES SOTO IN HIS CHARACTER AS SOLE ADMINISTRATOR AND LEGAL REPRESENTATIVE (THE VENDOR) AND B) TARA MINERALS CORP., REPRESENTED IN THIS ACT BY RICHARD BISCAN, JR., IN HIS CHARACTER AS LEGAL REPRESENTATIVE, JOINTLY NAMED THE “PARTIES”, AND ALSO APPEARING AMERICAN METAL MINING, S. A. DE C. V., REPRESENTED IN THIS ACT BY RAMIRO TREVIZO GONZÁLEZ IN HIS PERSONALITY AS GENERAL PROXY (AMM) IN ACCORDANCE WITH THE FOLLOWING PREVIOUS RECORDS, DECLARATIONS AND CLAUSES.

PREVIOUS RECORDS

I.
The VENDOR is in ownership of certain technical information related with the mining project under the name of “El Centenario” (the INFORMATION) same that is integrated in the 9 (nine) mining concessions described following and whose title holding to date belongs to AMM (the CONCESSIONS).

1
Lot:	EL MONO
Title:	229,013
File:	095/12649
Surface:	100.000 Hectares.
Location:	Municipality of Choix, State of Sinaloa.
Date of issuance:	26th February 2007.
Duration::	From 27th February 2007 To 26th February 2057.
Inscription data:	Act 114, pages 57, of Volume 362 of the Book of Mining Concession of the Public Registry of Mines.

Sales-Purchase Contract of technical information on mining prospecting subscribed between Corporación Kedah, S. A. de C. V., and Tara Minerals Corp.

2
Lot:	REYNA
Title:	229,014
File:	095/12650
Surface:	100.000 Hectares.
Location:	Municipality of Choix, State of Sinaloa.
Date of issuance:	26th February 2007.
Duration::	From 26th February 2007 To 26th February 2057.
Inscription data:	Act 114, pages 57, of Volume 362 of the Book of Mining Concession of the Public Registry of Mines.

3
Lot:	CENTENARIO
Title:	229,015
File:	095/12651
Surface:	400.000 Hectares.
Location:	Municipality of Choix, Estado de Sinaloa.
Date of issuance:	26th February 2007
Duration::	From 27th February 2007 To 26th february 2057.
Inscription data:	Act 115, pages 58, of Volume 362 of the Book of Mining Concession of the Public Registry of Mines.

4
Lot:	LA VERDE
Title:	230,121
File:	095/12657
Surface:	400.0000 Hectares.
Location:	Municipality of Choix, State of Sinaloa.
Date of issuance:	19th July 2007
Duration::	From20th July 2007 To 19th July 2057.
Inscription data:	Act 141, pages 101 of Volume 365 of the Book of Mining Concession of the Public Registry of Mines

Sales-Purchase Contract of technical information on mining prospecting subscribed between Corporación Kedah, S. A. de C. V., and Tara Minerals Corp.

5
Lot:	EL MONO
Title:	231,261
File:	095/12683
Surface:	200.000 Hectares.
Location:	Municipality of Choix, State of Sinaloa.
Date of issuance:	24th January 2007.
Duration::	From 25th January 2007 To 24th January 2058.
Inscription data:	Act 201, pages 101, of Volume 368 of the Book of Mining Concession of the Public Registry of Mines.

6
Lot:	EL SOL
Title:	231,262
File:	095/12690
Surface:	200.000 Hectares.
Location:	Municipality of Choix, State of Sinaloa.
Date of issuance:	24th January 2008.
Duration::	From 25th January 2008 To 24th January 2058.
Inscription data:	Act 202, pages 101, of Volume 368 of the Book of Mining Concession of the Public Registry of Mines.

7
Lot:	EL ORO
Title:	234,184
File:	095/12876
Surface:	579.1794 Hectares.
Location:	Municipality of Choix, State of Sinaloa.
Date of issuance:	4TH June 2009.
Duration::	From 5th June 2009 To 6th June 2059.
Inscription data:	Act 244, pages 122, of Volume 376 of the Book of Mining Concession of the Public Registry of Mines.

Sales-Purchase Contract of technical information on mining prospecting subscribed between Corporación Kedah, S. A. de C. V., and Tara Minerals Corp.

8
Lot:	SANALOYA
Title:	235,307
File:	095/12906
Surface:	200.000 Hectares.
Location:	Municipality of Choix, State of Sinaloa.
Date of issuance:	5th November 2009.
Duration::	From 6th November 2009 To 5th November 2059.
Inscription data:	Act 287, pages 144, of Volume 379 of the Book of Mining Concession of the Public Registry of Mines.

9
Lot:	SANALOYA FRACCIÓN A
Title:	235,308
File:	095/12906
Surface:	3.7305 Hectares.
Location:	Municipality of Choix, State of Sinaloa.
Date of issuance:	5th November 2009.
Duration::	From 6th November 2009 To 5th November 2059.
Inscription data:	Act 288, pages 144, of Volume 379 of the Book of Mining Concession of the Public Registry of Mines.

Sales-Purchase Contract of technical information on mining prospecting subscribed between Corporación Kedah, S. A. de C. V., and Tara Minerals Corp.

II.	For purposes of clarity and certainty, a detailed description of the INFORMATION is attached to this script as Annex I.

IV.
It being that the PURCHASER is the owner of 99.99% (ninety nine point ninety nine per cent) of the social capital of AMM, and considering that the INFORMATION is necessary for the adequate prospection and promotion of the CONCESSIONS, in recent days past the VENDOR stated his will to acquire such percentage.

V.	The VENDOR considered the PURCHASER’S proposition as viable and convenient to his interest, and;

VI.
Having had the opportunity of agreeing regarding terms and conditions included in this present contract, PARTIES decided to go ahead in its preparation and subscription for purposes of clarity and certainty.

DECLARATIONS

I.	The VENDOR declares per his own right and under oath of stating the truth, that:

1. To be a Mexican citizen in complete use of his mental and physical abilities, reason why he enjoys the full capacity to subscribe this present contract;

2. To be the legitimate owner of the INFORMATION.

3. To date there does not exist a contract or additional agreement that includes as its object the INFORMATION directly or indirectly and reason why the subscription of this present instrument does not imply non compliance on the part of the VENDOR to engagements previously acquired, nor the affectation of any rights previously granted in favor of third parties, and condition that warrants as of this moment in favor of the PURCHASER for all legal purposes that may arise, and;

4. It is his will to sell in favor of the PURCHASER the totality of the INFORMATION agreeing in all to the terms and conditions of this present contract.

Sales-Purchase Contract of technical information on mining prospecting subscribed between Corporación Kedah, S. A. de C. V., and Tara Minerals Corp.

II.	The PURCHASER declares through the offices of its legal representative and under oath of stating the truth, that:

1. It an American corporation duly established and operating in agreement with the applicable legislation of its place of constitution and residence, and reason why it enjoys the necessary capacity and sufficient personality to intervene in this present judicial act;

2. Its representative enjoys all faculties, powers and the sufficient and necessary mandates to subscribe this present contract in representation of the PURCHASER, and same that have not been limited, restrained, suspended or revoked a to date.

3. As has been established, to date he is the owner of 99.99% (ninety nine point ninety per cent) of the social capital of AMM, and;

4. Because it so is convenient to his interest regarding the CONCESSION, it is his will to acquire from the VENDOR the totality of the INFORMATION heeding in all with the terms and conditions of this present contract.

III.	AMM declares through the offices of its legal representative and under oath of stating the truth, that:

1. It is a Mexican Mercantile Society, specifically a Stock Company with Varying Amount of Capital, duly established and operating in agreement with the applicable and current legislation of the United Mexican States, just as proven by Public Writ number 17, 227 granted on the 4th December 2006 before testimony of Eugenio Fernando García Russek, applicant to the office of Notary Public and ascribed to Public Notary number 28 of the Morelos Judicial District, State of Chihuahua and acting in the stead per license of the Office’s Title Holder, Felipe Colomo Castro, Attorney at Law, and instrument that was duly inscribed in the Public Registry of Property and of Commerce under electronic mercantile folio number 23,327*10 as of the 22nd December 2006 and reason why it enjoys the personality and sufficient capacity to intervene in this present judicial act;

2. Its representative enjoys the faculties, powers and the sufficient and necessary mandates in order to subscribe this present contract in representation of AMM as evinced in Public Writ number 22,497 granted on the 10th June 2008 before testimony of Elsa Ordóñez Ordóñez, Attorney at Law, applicant to the office of Public Notary and ascribed to Notary Public number 28 of the Morelos Judicial District, State of Chihuahua and acting in the stead per license of Felipe Colomo Castro, Title Holder, and instrument that was duly inscribed before the Public Registry of Property and Commerce of said District under electronic mercantile folio number 23,327*10 as of the 19th January 2008, and same (powers) that have not been restrained, limited, suspended or revoked to date, and;

Sales-Purchase Contract of technical information on mining prospecting subscribed between Corporación Kedah, S. A. de C. V., and Tara Minerals Corp.

3. It is its will to appear for the subscription of this present contract with the specific purpose of granting in guarantee in favor of the VENDOR the rights derived from the CONCESSIONS, heeding in all with the terms and conditions included as follows.

IV.
Both PARTIES declare, as likewise AMM, through the offices of their respective legal representatives, under oath of stating the truth that they assist to the subscription of this present document in good faith, free of any guile, of whatever other vitiation in their consent with the purpose of committing themselves to the following:

CLAUSES

FIRST. OBJECT: By virtue of the subscription of this contract, the VENDOR commits itself to sell and in this same act sells in favor of the PURCHASER the whole of the INFORMATION directly related with the mining project under the name of “Centenario”, integrated to date by the CONCESSIONS. On its part, the PURCHASER commits itself to buy and in this same act buys from the VENDOR the object described, committing itself to pay the certain and determined price described in the coming clause.

SECOND. PRICE: For the sale of the INFORMATION, the PURCHASER commits itself to pay in favor of the VENDOR the total amount of $932,200.00 Dollars (Nine thousand thirty two and two hundred Dollars 00/100 in currency of the United States of America). (The PRICE).

Sales-Purchase Contract of technical information on mining prospecting subscribed between Corporación Kedah, S. A. de C. V., and Tara Minerals Corp.

THIRD: MANNER, TIME AND PAYMENT OF PRICE. PARTIES agree that the PRICE be paid in the following manner and on the dates stipulated:

1. On the date of signature of this present contract, a cash amount of $50,000.00 Dollars (Fifty thousand Dollars 00/100 in United States Currency).

2. As of the 30th day of the signature of this contract a cash amount of $50,000.00 Dollars (Fifty thousand Dollars 00/100 in United States Currency).

3. On the date of signature of this present contract, the amount of $832,200 Dollars (Eight thousand thirty two and two hundred Dollars 00/100 in United States currency) through the issuance and delivery in favor of the VENDOR within the following 15 (fifteen) able days the amount of 416,100 (four hundred sixteen thousand and one hundred) PURCHASER’S common shares, that is, Tara Minerals Corp., (TARM), same that will be issued being subject to Rule 144 of the Securities Act of 1933 of forceful application to the stock market where the described shares are quoted among other applicable and current legal dispositions (the SHARES).

The cash amount described in foregone numerals 1 to 2 will be delivered in favor of the VENDOR by means of check issued against a financial institution holding address in the United States of America.

Regarding the SHARES, it is expressly convened that the corresponding title will be delivered in favor of the VENDOR as soon as possible once the corresponding issuing paper work is completed before the respective stock authority.

The VENDOR accepts that the SHARES may be exercised and, consequently sold in the corresponding stock market within a time term of 6 (six) months as of the date of issuance and delivery of the respective title in its favor.

On its part, the PURCHASER commits itself to guarantee in this act and guarantees that the SHARES’ stock value at the date of their exercise and sale by the VENDOR must be $2.00 Dollars (Two Dollars 00/100 in United States Currency) each.

Sales-Purchase Contract of technical information on mining prospecting subscribed between Corporación Kedah, S. A. de C. V., and Tara Minerals Corp.

It is expressly agreed that in the event the stock value of the SHARES at the date of their exercise and sale on the part of the VENDOR be less than $2.00 Dollars, (two Dollars 00/100 United States Currency), each, the PURCHASER will issue in favor of the VENDOR the amount of shares required that, derived from their sale, this latter may effectively collect the total amount of $832,200.00 Dollars (eight hundred thousand thirty two and two hundred Dollars 00/100 in United States Currency), same that will be issued subject to Rule 144 of the Securities Act of 1933, of forceful application in the stock market in which the described shares are quoted, among other applicable and current legal dispositions.

On the contrary, it is likewise expressly agreed that in the event the stock value of the SHARES at the date of their exercise and sale on the part of the VENDOR be higher than $2.00 Dollars (two Dollars 00/100 in United States Currency), each, this latter must return to the PURCHASER the corresponding difference as the intention of the issuance of SHARES in its favor is to cover for, exclusively, the total amount of $832,200.00 Dollars (eight hundred thousand thirty two and two hundred Dollars 00/100 in United States Currency).

Finally, the PARTIES agree that the VENDOR will be the only responsible party of instituting the paper work for the sale of the SHARES at its opportune time, assuming the respective cost, and notifying in all opportunity the PURCHASER of the corresponding stock value in order to proceed, under the terms of the foregoing paragraphs, without injury of respecting the right of preference foreseen in the following Sixth Clause.

FOURTH. DELIVERY OF INFORMATION: The VENDOR delivers on this same date in favor of the PURCHASER the totality of the INFORMATION adequately supported and backed regarding its nature.

Consequently, the VENDOR commits itself to keep in total confidence as of this date anything regarding the INFORMATION as well as to destroy the total back up and support that he keeps in his possession regarding same.

FIFTH: GUARANTEE: With the purpose of guaranteeing the validity and stock situation of the SHARES, by virtue of the subscription of the contract, AMM constitutes a specific guarantee in favor of the VENDOR regarding 100% (one hundred per cent) of the rights he holds to date derived from the CONCESSIONS.

The VENDOR expressly accepts to acknowledge the reach of the described guarantee. Consequently, for as long as the SHARES remain valid and are legally recognized by the corresponding stock market, and same can be exercised and sold after the time term of the 6 (six) months previously indicated, it will be understood that the obligation of payment on the part of the PURCHASER will  have been satisfied to its fullest extent. Thus, the PURCHASER will not be held responsible due to the impossibility of the sale of the SHARES in the stock market for reasons attributable to the VENDOR or to any other person related to it, but only upon the validity, legality and stock situation of the SHARES as has been established.

Sales-Purchase Contract of technical information on mining prospecting subscribed between Corporación Kedah, S. A. de C. V., and Tara Minerals Corp.

SIXTH. RIGHT OF PREFERENCE: By virtue of the subscription of this contract, the VENDOR grants in favor of the PURCHASER a right of preference to acquire 100% (one hundred per cent) of the SHARES, once these can be legally exercised and sold in the corresponding stock market.

For such a purpose, the VENDOR commits itself as of this moment to notify in writing and in all opportunity to the PURCHASER of its intention of selling part or the totality of the SHARES. The PURCHASER will enjoy a time term of 30 (thirty) natural days to exercise the described right. In the event the PURCHASER decides not to exercise his right of preference or simply does not answer in writing the VENDOR’S notification of this latter’s intention of sale within the described time term, he will be free to go ahead and sell the SHARES in the corresponding stock market, heeding to the adjustment process of amount of shares and guaranteed price per share described in the above Third Clause.

SEVENTH. CONFIDENTIALITY: PARTIES expressly commit themselves to keep in a confidential character the totality of past, present and future information related with this instrument and extending such an obligation to whomever it is disclosed to either private or corporate.

The PARTY recipient of confidential information must limit the access to it to its representatives and employees who, under a justified and reasonable cause, should request access to it. In such an event, PARTIES should extend such confidentiality obligations to whom such confidential information is disclosed to.

For purposes of this present clause, the following will not be considered confidential information: 1. Information legitimately known and obtained by the recipient PARTY previously to the subscription of this agreement; 2. Information that to date is or in the future shall be considered as of public domain if and ever such consideration does not derived from the incompliance by any of the individuals it was revealed to, or; 3. Information that must be disclosed to per law or administrative or judicial mandate issued by competent authorities including those of the stock market.

Sales-Purchase Contract of technical information on mining prospecting subscribed between Corporación Kedah, S. A. de C. V., and Tara Minerals Corp.

PARTIES agree that the duration of these contracted obligations by virtue of this present clause will subsist indefinitely, even after this present instrument comes to an end.

EIGHTH. NON COMPLIANCE AND ANNULMENT: PARTIES agree that, in case any of them does not comply with any of the obligations assumed by virtue of the subscription of this present instrument, these latter will enjoy the right to enforce compliance to the obligations not complied with, on one hand or the annulment of this present contract on the other as well as to request an indemnity payment for harms and damages, in both cases.

The above without impairing the specific possible guarantee granted in favor of the VENDOR under the terms of the above written Fifth Clause.

NINTH. ADDRESSES AND CONTACT TELEPHONES: PARTIES convene in stating as their addresses and contact telephones for anything related to the execution and compliance to the terms and conditions of this present instrument, as well as to render notifications, announcements and other communications related to same, the following:

VENDOR:	PURCHASER:
Av. Independencia 2812 Col. Santa Rosa, C. P. 31050 Ciudad de Chihuahua, Chihuahua. Phone : 52-614-415-1971	2162 Acorn Court Wheaton, C. P. 60187 Illinois, E. U. A. Phone: 01-630-462-0493

AMM:

Calle California 5101, Local 206
Edificio Ejecutivo Vértice
Col. Hacienda de Santa Fe, C. P. 31214
Ciudad de Chihuahua, Chihuahua.

Phone: 52-614-200-8483

Sales-Purchase Contract of technical information on mining prospecting subscribed between Corporación Kedah, S. A. de C. V., and Tara Minerals Corp.

In the case of a change of address or contact telephone, the PARTIES agree in letting their counterpart know of such a circumstance at least 5 (five) natural days prior of the date in which the change will effectively take place.

TENTH. ANNOUNCEMENTS, NOTIFICATIONS AND COMMUNICATIONS: PARTIES agree that any announcement, notification or communication necessary to be made known to its counterpart must be done so in writing.

Sending of such documents can be carried out by two means: 1. Per ordinary courier delivered on hand or by certificate mail, both with acknowledgement of receipt, or; 2. By Electronic mail. In this latter case, sending will only be considered valid and legally carried out when reception of the respective electronic mail is electronically confirmed within the following 3 (three) natural days of its being sent through an answering message and confirmation sent by the addressee.

ELEVENTH: CONTACT PERSONNNEL: PARTIES agree in that the totality of announcements, notifications and communications necessary to be issued derived from the terms and conditions of this present instrument must be addressed indistinctly to the following persons:

VENDOR:	PURCHASER:
HÉCTOR MANUEL CERVANTES SOTO AGUSTÍN CERÓN GUEDEA	RICHARD BISCAN JR.
AMM:

RAMIRO TREVIZO LEDEZMA
RAMIRO TREVIZO GONZÁLEZ

In case it is their will to change contact persons, PARTIES agree in letting their counterpart know of such a circumstance at least 5 (five) natural days previously of the date in which the change will effectively take place. Not complying to this described obligation will imply that the announcements, notifications and communications sent and delivered to the name of the original addressees of the PARTY carrying out the change, will bear all legal effects in favor of the PARTY that was not notified in all opportunity as of the date of delivery and for as long as the non compliance lasts.

Sales-Purchase Contract of technical information on mining prospecting subscribed between Corporación Kedah, S. A. de C. V., and Tara Minerals Corp.

TWELFTH. TOTALITY OF THE CONTRACT: PARTIES accept that this agreement contains the totality of the agreements between them regarding its object and leaving without any effect as well as canceling the whole of agreements, information, negotiations, correspondence, commitments and communications carried out before between them either in writing or verbally related.

THIRTEENTH. SEPARATE IDENTITIES: PARTIES and AMM expressly agree that this present contract will be considered as subscribed and valid for all legal purposes that may arise even same be signed in separate by each, and the consent and the corresponding granting will simply be acknowledged per means of the reception of any electronic means of an ordinary copy of the instrument duly signed without impairment that afterwards it be integrated as one single copy with the autograph signature of the PARTIES and AMM for formality purposes.

FOURTEENTH. APPLICABLE LAW: This present instrument will abide and will be interpreted in agreement with the applicable and current legal dispositions in the United States of Mexico.

FIFTEENTH. JURISDICTION: In case any controversy may arise related with the validity, intention, interpretation, execution or compliance of this contract, PARTIES expressly agree go submit same before the competent courts of law of the Morelos Judicial District at the city of Chihuahua, State of Chihuahua, and surrendering as of this moment any other jurisdiction or privilege that might correspond to them by reason of their present or future addresses or by any other circumstance.

THE PARTIES IN THE KNOWLEDGE OF THE WORTH AND LEGAL REACH OF THIS PRESENT CONTRACT, SUBSCRIBE IT AT THE PLACES AND DATES INDICATED FOR SUCH A PURPOSE.

VENDOR:	PURCHASER:
HÉCTOR MANUEL CERVANTES SOTO Per his own right: Locality: Chih., Chih. Date: 14th March 2011	TARA MINERALS CORP., Represented in this act by: RICHARD BISCAN JR. Locality: Date:

Sales-Purchase Contract of technical information on mining prospecting subscribed between Corporación Kedah, S. A. de C. V., and Tara Minerals Corp.

AMM:
(AMERICAN METAL MINING, S.A. DE C. V.)
Represented in this act by:
RAMIRO TREVIZO GONZÁLEZ
Locality: Chih., Chih.
Date: 14th March 2011

###

Sales-Purchase Contract of technical information on mining prospecting subscribed between Corporación Kedah, S. A. de C. V., and Tara Minerals Corp.